Execution Version

Guaranty and Security Agreement

This Guaranty and Security Agreement (this “Guaranty”) is made as of the 6th day of January, 2021, by Better Choice Company Inc., a Delaware corporation (“Parent”), with its principal office located at 164 Douglas Road E., Oldsmar, FL 34677, Bona Vida, Inc., a Delaware corporation (“Bona Vida”), with its principal office located at 164 Douglas Road E., Oldsmar, FL 34677, and TruPet LLC, a Delaware limited liability company (“TruPet”), with its principal office located at 164 Douglas Road E., Oldsmar, FL 34677 (Parent, Bona Vida and TruPet are each a “Guarantor,” and collectively, the “Guarantors”), in favor of Old Plank Trail Community Bank, N.A., a national banking association (“Lender”), with an office located at 5300 W. 95th Street, Oak Lawn, IL 60453.

1. Background.

A. Lender has provided and continues to provide certain loans, extensions of credit and other financial accommodations (collectively, the “Financial Accommodations”) to Halo, Purely for Pets, Inc., a Delaware corporation (“Borrower”), evidenced by, among other things, (i) that certain Loan and Security Agreement of even date herewith, by and between Lender and Borrower (as may be amended, renewed or restated from time to time, the “Loan Agreement”), (ii) that certain Revolving Note of even date herewith executed and delivered by Borrower to Lender in a maximum aggregate principal amount not to exceed Six Million and no/100 Dollars ($6,000,000.00) (as amended, renewed or restated from time to time, the “Revolving Note”), (iii) that certain Term Note A of even date herewith executed and delivered by Borrower to Lender in the original principal amount of Six Million and no/100 Dollars ($6,000,000.00) (as amended, renewed or restated from time to time, the “Term Note A”); and (iv) the other documents, agreements and instruments referenced in any of the foregoing or otherwise executed and delivered from time to time by or on behalf of Borrower to Lender. Except as expressly set forth in this Guaranty, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Loan Agreement.

B. Lender is willing to provide the Financial Accommodations to Borrower pursuant to the Loan Agreement provided, among other things, each Guarantor executes and delivers this Guaranty to Lender.

C. Each of the Guarantors acknowledges and agrees that (i) such Guarantor is benefitted by the Financial Accommodations provided by Lender to Borrower, (ii) such Guarantor’s execution and delivery of this Guaranty is a material inducement to Lender’s to provide the Financial Accommodations to Borrower, and (iii) without this Guaranty, Lender would not provide the Financial Accommodations to Borrower.

D. In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged by each of the Guarantors, each of the Guarantors hereby covenants unto and agrees with Lender as set forth in this Guaranty.

2. Guaranty.

A. Each of the Guarantors unconditionally guarantees for the benefit of Lender the full and prompt payment and performance when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the Liabilities (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against Borrower, at the applicable rate specified in the Loan Agreement, whether or not such interest is allowed as a claim in bankruptcy), including, without limitation, all Liabilities evidenced by or referenced in the Loan Agreement, the Revolving Note and the Term Note A.

B. At any time after the occurrence and during the continuance of an Event of Default, Guarantors jointly and severally shall pay to Lender, on demand and in immediately available funds, the full amount of the Liabilities (including any portion thereof which is not yet due and payable). Each of the Guarantors further agrees to pay to Lender and reimburse Lender for, on demand and in immediately available funds, (i) all losses (including without limitation, loss profits), fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees, costs and expenses) paid or incurred by Lender in: (a) endeavoring to collect all or any part of the Liabilities from, or in prosecuting any action against, Borrower or Guarantors relating to the Loan Agreement, this Guaranty, any other loan documents, agreements or the transactions contemplated thereby; (b) taking any action with respect to any security or collateral securing the Liabilities or any Guarantor’s obligations hereunder; and (c) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or its rights hereunder (all such costs and expenses are hereinafter referred to as the “Expenses”); and (ii) interest on (a) the Liabilities which do not constitute interest, (b) to the extent permitted by applicable law, the Liabilities which constitute interest, and (c) the Expenses, from the date of demand under this Guaranty until paid in full at the Default Rate (the “Interest Rate”). Each of the Guarantors hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

C. No Guarantor shall be deemed under this Guaranty to be a guarantor of any Rate Management Obligations to the extent that the providing of such guaranty by such Guarantor would violate the Commodity Exchange Act by virtue of such Guarantor’s failure to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guaranty becomes effective with respect to such Rate Management Obligations. “Commodity Exchange Act” shall mean 7 U.S.C. Section 1 et seq., as amended from time to time, and any successor statute, and any rules, regulations and orders applicable thereto.

3. Grant of Security Interest.

A. To secure the full and prompt payment and performance of the Liabilities and each such Guarantor’s obligations under this Guaranty, each of the Guarantors hereby grants to Lender a right of setoff against and a continuing first position priority security interest and lien in and to all of such Guarantor’s now existing or owned and hereafter arising or acquired: (i) Accounts; (ii) Goods for sale, lease or other disposition by such Guarantor which have given rise to Accounts and have been returned to or repossessed or stopped in transit by such Guarantor; (iii) contract rights and documents, instruments, contracts or other writings executed in connection therewith, including, but not limited to, all real and personal property lease rights; (iv) Chattel Paper, Electronic Chattel Paper, Tangible Chattel Paper, Documents of Title, Instruments, Documents, General Intangibles, Payment Intangibles, Letter of Credit Rights, letters of credit and Supporting Liabilities; (v) patents, trademarks, trade names, trademark registrations and copyrights, all applications therefor, service marks, trade secrets, goodwill, inventions, processes, designs, formulas, and other intellectual or proprietary rights or interests, of any kind, nature or description whatsoever, and all registrations, licenses, franchises, customer lists, tax refund claims, claims against carrier and shippers, insurance claims, guaranty claims, all other claims, proof of claims filed in any bankruptcy, insolvency or other proceeding, contract rights, choses in action, security interests, security deposits and rights to indemnification; (vi) Goods, including, without limitation, Inventory, Equipment, Fixtures, trade fixtures and vehicles; (vii) Investment Property; (viii) deposits, cash and cash equivalents and any other property of such Guarantor now or hereafter in the possession, custody or control of Lender, whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise; (ix) Commercial Tort Claims listed on Exhibit “A” hereto, as amended from time to time; (x) Deposit Accounts held with Lender or any other depository institution; (xi) all other personal property of such Guarantor of any kind or nature, and (xii) additions and accessions to, substitutions for and replacements, products and cash and non-cash proceeds of all of the foregoing property, including, but not limited to, proceeds of all insurance policies insuring the foregoing and all of such Guarantor’s books and records relating to any of the foregoing and to such Guarantor’s business (all of the foregoing property is collectively referred to as the “Guaranty Collateral”). Each of the Guarantors shall make appropriate entries upon its financial statements and its books and records disclosing Lender’s first position priority security interest and lien in and to the Guaranty Collateral.

B. Each of the Guarantors hereby authorizes Lender to file, at such Guarantor’s expense, UCC financing statements and amendments to UCC financing statements and other filings or recordings in all jurisdictions where Lender determines appropriate without any Guarantor’s signature, and authorizes Lender to describe the Guaranty Collateral in such financing statements in any manner as Lender determines appropriate, including describing it as all assets, personal property, fixtures, rights and interests of such Guarantor, now existing or hereafter arising or acquired and wherever located.

C. Each of the Guarantors represents, warrants and covenants unto Lender that: (i) Lender’s security interest and lien in and to the Guaranty Collateral is now and at all times hereafter shall be perfected and have a first priority subject to Permitted Liens; (ii) except for the Permitted Liens, the Guaranty Collateral is and shall remain free and clear of all security interests, liens and other encumbrances; (iii) such Guarantor’s principal place of business, all other offices and places of business and the offices and locations where such Guarantor keeps the Guaranty Collateral are at the locations specified on Exhibit “B”; (iv) such Guarantor shall not remove the Guaranty Collateral from the locations specified on Exhibit “B” or keep any of the Guaranty Collateral at any other office or location unless such Guarantor gives Lender thirty (30) days prior written notice; and (v) the Guaranty Collateral is and shall remain within the continental United States of America. Each Guarantor shall provide Lender with thirty (30) days prior written notice of the opening of any new office or place of business, the closing of any existing office or place of business or delivering any Guaranty Collateral to a warehouse or other storage facility not listed on Exhibit “B”. Each of the Guarantors covenants unto and agrees with Lender that any new office or place of business of such Guarantor shall be within the continental United States of America. Each of the Guarantors further covenants and agrees that it shall not change its state of formation or its legal form without the prior written consent of Lender.

D. Lender shall have the right to inspect the Guaranty Collateral, all related records and the premises upon which it is located, and to verify the amount and condition of or any other matter relating to the Collateral. Guarantors shall provide Lender with full access to all of Borrower’s books, records and other assets in either Guarantor’s possession or control. All costs, fees and expenses incurred by Lender in connection with such inspection or verification shall constitute part of the Liabilities, secured by the Guaranty Collateral and payable by Guarantors to Lender jointly and severally on demand; provided, however, if no Event of Default exists, Borrower shall not be required to pay or reimburse Lender for more than one (1) inspection or verification in any calendar year.

E. Any of Lender’s officers, employees or agents shall have the right, at any time or times hereafter following three (3) days prior notice, in Lender’s name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any of any Guarantor’s Accounts by mail, telephone, facsimile transmission, telegraph or otherwise. All costs, fees and expenses relating thereto incurred by Lender, or for which Lender becomes obligated, shall be part of the Liabilities, secured by the Guaranty Collateral and payable by Guarantors to Lender jointly and severally on demand.

F. Each of the Guarantors irrevocably hereby designates, makes, constitutes and appoints Lender, and all Persons designated by Lender, as such Guarantor’s true and lawful attorney and agent-in fact, in such Guarantor’s or Lender’s name, to at any time after the occurrence and during the continuance of an Event of Default: (i) demand payment of such Guarantor’s Accounts and the other Guaranty Collateral; (ii) enforce payment of such Guarantor’s Accounts and the other Guaranty Collateral by legal proceedings or otherwise; (iii) exercise all of such Guarantor’s rights and remedies with respect to the collection of such Guarantor’s Accounts and the other Guaranty Collateral; (iv) settle, adjust, compromise, extend or renew such Guarantor’s Accounts and the other Guaranty Collateral; (v) settle, adjust or compromise any legal proceedings brought to collect such Guarantor’s Accounts and the other Guaranty Collateral; (vi) sell or assign such Guarantor’s Accounts and the other Guaranty Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vii) discharge and release such Guarantor’s Accounts and the other Guaranty Collateral; (viii) take control, in any manner, of any item of payment or proceeds of the Guaranty Collateral; (ix) prepare, file and sign such Guarantor’s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with such Guarantor’s Accounts and the other Guaranty Collateral; (x) prepare, file and sign such Guarantor’s name on any proof of claim in bankruptcy or similar document against any Account Debtor; (xi) do all acts and things necessary, in Lender’s sole discretion, to fulfill such Guarantor’s obligations under this Guaranty; (xii) endorse the name of such Guarantor upon any of the items of payment or proceeds of the Guaranty Collateral and to deposit the same on account of the Liabilities; (xiii) endorse the name of such Guarantor upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to such Guarantor’s Accounts and the other Guaranty Collateral; and (xiv) sign the name of such Guarantor to verifications of such Guarantor’s Accounts and the other Guaranty Collateral and notices thereof to Account Debtors.

G. In the event that any Guarantor shall at any time hereafter acquire any interest in real property, whether as owner, lessee or otherwise, such Guarantor shall execute and deliver to Lender, at Lender’s request, such instruments and documents as Lender may request to grant Lender a lien on such real property interest, and shall reimburse Lender for the cost of recording the same.

H. Each of the Guarantors represents, warrants and covenants unto Lender that any Commercial Tort Claim in which such Guarantor is a claimant is set forth on Exhibit “A”. Each of the Guarantors covenants unto and agrees with Lender that such Guarantor will advise Lender of any new Commercial Tort Claim upon the filing of any such action. Each of the Guarantors hereby authorizes Lender to amend Exhibit “A” from time to time to reflect such new Commercial Tort Claims and to prepare and file any required Uniform Commercial Code financing statements or amendments and take any other actions necessary for Lender to perfect its security interest in such Commercial Tort Claims.

I. Each of the Guarantors hereby covenants and agrees to promptly deliver to Lender upon Lender’s request (i) the financial reporting required pursuant to Section 9.5 of the Loan Agreement and (ii) such financial and other information as Lender may request from time to time.

4. Insurance.

A. Each Guarantor, at its sole cost and expense, shall keep and maintain: (i) the Guaranty Collateral insured for the full insurable value against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses; and (ii) business interruption insurance, workmen’s compensation insurance, public liability insurance and property damage insurance relating to such Guarantor’s businesses and ownership and use of its assets.

B. All such policies of insurance shall be in form and substance, in such amounts and with insurers recognized as adequate by prudent business persons, as may be reasonably satisfactory to Lender. Each of the Guarantors shall deliver to Lender the original, or certified copy, of each policy of insurance or a certificate of insurance, and evidence of payment of all premiums for each such policy. All policies of insurance shall contain an endorsement, in form and substance acceptable to Lender, showing Lender as additional insured and lender’s loss payee, except for public liability insurance, which policies shall name Lender as additional insured. Such endorsement or independent instrument furnished to Lender shall provide that the insurance companies will give Lender at least thirty (30) days written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Guarantors or any other person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage.

C. Each Guarantor hereby directs all insurers under such policies of insurance to pay all proceeds for such claim payable thereunder directly to Lender. Each of the Guarantors irrevocably, makes, constitutes and appoints Lender, and all officers, employees or agents designated by Lender, as such Guarantor’s true and lawful attorney and agent-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance with respect to the Guaranty Collateral, endorsing the name of such Guarantor on any check, draft, instrument or other item of payment constituting the proceeds of such policies of insurance with respect to the Guaranty Collateral at any time or times hereafter, and for making all determinations and decisions with respect to such policies of insurance. If any Guarantor at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation, Unmatured Event of Default or Event of Default, may at any time or times thereafter, but shall not be obligated to do so, obtain and maintain such policies of insurance, pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including, but not limited to, reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be part of the Liabilities, secured by the Guaranty Collateral and payable by Guarantors to Lender jointly and severally on demand.

D. Each of the Guarantors hereby acknowledges that the following notice by Lender is required by and given in full compliance with the Illinois Collateral Protection Act, 815 ILCS 180/15:

Unless Guarantor provides Lender with evidence of the insurance coverage required by this Guaranty, Lender may purchase insurance at Guarantor’s expense to protect Lender’s interest in the Guaranty Collateral. This insurance may, but need not, protect Guarantor’s interest. The coverage that Lender purchases may not pay any claim that Guarantor makes or any claim that is made against Guarantor in connection with the Guaranty Collateral. Guarantor may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Guarantor has obtained insurance as required by this Guaranty. If Lender purchases insurance for the Guaranty Collateral, Guarantor will be responsible for the cost of that insurance, including interest and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The cost of the insurance may be added to Guarantor’s total outstanding balance or obligation. The cost of insurance may be more than the cost of insurance Guarantor may be able to obtain on its own.

5. Liabilities Unconditional. Each of the Guarantors hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of:

A. the validity, enforceability, avoidance, novation or subordination of any of the Liabilities or the Loan Agreement or any of the other loan agreements;

B. the absence of any attempt by, or on behalf of, Lender to collect, or to take any other action to enforce, all or any part of the Liabilities whether from or against Borrower, any other guarantor of the Liabilities or any other Person;

C. the election of any remedy by, or on behalf of, Lender with respect to all or any part of the Liabilities;

D. the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, Lender with respect to any provision of the Loan Agreement or any of the other loan agreements;

E. the failure of Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Liabilities (including, without limitation, the Guaranty Collateral);

F. any impairment by Lender of any security or collateral for the Liabilities (including, without limitation, the Guaranty Collateral);

G. the election by, or on behalf of, Lender, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of Bankruptcy Code;

H. any borrowing or grant of a security interest by Borrower, as debtor‑in‑possession, under Section 364 of Bankruptcy Code;

I. the disallowance, under Section 502 of Bankruptcy Code, of all or any portion of the claims of Lender for repayment of all or any part of the Liabilities or any Expenses; or

J. any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Borrower or any Guarantor except for indefeasible payment in full of the Liabilities.

6. Enforcement; Application of Payments.

A. Upon the occurrence of an Event of Default, Lender may proceed directly and at once, without notice, against any one or more of the Guarantors, and obtain performance of and to collect and recover the full amount, or any portion, of the Liabilities, without first proceeding against Borrower or any other Person, or against any security or collateral for the Liabilities. Subject only to the terms and provisions of the Loan Agreement, Lender shall have the exclusive right to determine the application of payments and credits, if any, from Guarantors, Borrower or from any other Person on account of the Liabilities or any other liability of either of the Guarantors to Lender.

B. IF AN EVENT OF DEFAULT OCCURS, EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO

THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE GUARANTY COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH GUARANTY COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

C. Lender shall have, in addition to all other rights and remedies provided for herein or otherwise available to Lender under applicable law, all the rights and remedies of a secured party under the UCC as in effect in the State of Illinois with respect to the Guaranty Collateral, which rights and remedies shall be cumulative and not exclusive to the extent permitted by law. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to remove any and all of the Guaranty Collateral from any Guarantor’s premises (“Premises”) and/or to assemble and store the Guaranty Collateral on the Premises, and otherwise to operate, occupy and use the Premises, in connection with public or private sales of the Guaranty Collateral, all without cost to Lender. Upon the occurrence and during the continuance of an Event of Default, at Lender’s request, Guarantors will, at such Guarantors’ expense, assemble the Guaranty Collateral at one or more places, reasonably convenient to both parties, where the Guaranty Collateral may, at Lender’s option, remain at Guarantors’ expense, pending sale or other disposition thereof. In no event shall Lender be liable to any Guarantor or any other Person for any warranty, expense or charge at any time incurred or arising in connection with any sale pursuant to this Section of any of the Guaranty Collateral and each of the Guarantors shall jointly and severally indemnify Lender in respect of any and all such amounts. Each of the Guarantors agrees that any notification of intended disposition of any of the Guaranty Collateral required by law shall be deemed reasonably and properly given if given at least ten (10) days before such disposition; provided, however, that Lender may give any shorter notice that is commercially reasonable under the circumstances. Each of the Guarantors acknowledges that any breach by any Guarantor of any of the provisions of this Section will cause irreparable injury to Lender and that there is no adequate remedy at law for a breach of the provisions of this Section. Each of the Guarantors agrees that Lender shall have the immediate right, upon such breach, to obtain injunctive and other equitable relief in any court of competent jurisdiction without any requirement of notice, and that the granting of any such relief shall not preclude Lender from pursuing any other available relief or remedies for such breach.

7. Waivers

A. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Borrower, protest or notice with respect to the Liabilities, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on Borrower as a condition precedent to Guarantors’ obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment (in cash) and performance of the Liabilities and any other obligations contained herein. Each of the Guarantors further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Liabilities is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Liabilities, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Lender to secure payment of all or any part of the Liabilities.

B. Lender is hereby authorized, without notice or demand and without affecting the liability of any Guarantor hereunder, from time to time, (i) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Liabilities, or to otherwise modify, amend or change the terms of any of the other loan agreements; (ii) to accept partial payments on all or any part of the Liabilities; (iii) to take and hold security or collateral for the payment of all or any part of the Liabilities, this Guaranty, or any other guaranties of all or any part of the Liabilities, (iv) to exchange, enforce, waive and release any such security or collateral; (v) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; and (vi) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Liabilities, this Guaranty, any other guaranty of all or any part of the Liabilities, and any security or collateral for the Liabilities or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of any Guarantor hereunder.

8. Setoff. At any time after the occurrence and during the continuation of an Event of Default, Lender may, without notice to the Guarantors and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Liabilities (i) any indebtedness due or to become due from Lender to any of the Guarantors, and (ii) any moneys, credits or other property belonging to any of the Guarantors, at any time held by or coming into the possession of Lender or its affiliates.

9. Financial Information. Each of the Guarantors hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and any and all endorsers and/or other guarantors of all or any part of the Liabilities, and of all other circumstances bearing upon the risk of nonpayment of the Liabilities, or any part thereof, that diligent inquiry would reveal, and each of the Guarantors hereby agrees that Lender shall have no duty to advise such Guarantor of information known to it regarding such condition or any such circumstances. In the event Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, Lender shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to either Guarantor.

10. No Marshaling; Reinstatement. Each of the Guarantors consents and agrees that neither Lender nor any Person acting for or on behalf of Lender shall be under any obligation to marshal any assets in favor of Guarantors or against or in payment of any or all of the Liabilities. Each of the Guarantors further agrees that, to the extent that Borrower, any Guarantor or any other guarantor of all or any part of the Liabilities makes a payment or payments to Lender, or Lender receives any proceeds of the Guaranty Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Borrower, any Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Liabilities which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

11. Subrogation. Each Guarantor (i) shall have no right of subrogation with respect to such the Liabilities, and (ii) waives any right to enforce any remedy which Lender now has or may hereafter have against Borrower, any endorser or any guarantor of all or any part of the Liabilities or any other Person until the Liabilities are indefeasibly paid in full, and each of the Guarantors waives any benefit of, and any right to participate in, any security or collateral given to Lender to secure the payment or performance of all or any part of the Liabilities or any other liability of Borrower to Lender until the Liabilities are indefeasibly paid in full.

12. Subordination. Each of the Guarantors agrees that any and all claims of such Guarantor against Borrower, any endorser or any other guarantor of all or any part of the Liabilities, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all the Liabilities. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from Borrower, all rights, liens and security interests of each of the Guarantors, whether now or hereafter arising and howsoever existing, in any assets of Borrower (whether constituting part of the security or collateral given to Lender to secure payment of all or any part of the Liabilities or otherwise) shall be and hereby are subordinated to the rights of Lender in those assets. Neither Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Liabilities shall have been fully paid and satisfied and all financing arrangements between Borrower and Lender have been terminated. If all or any part of the assets of Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of Borrower is dissolved or if substantially all of the assets of Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of Borrower to any Guarantor (“Borrower Indebtedness”) shall be paid or delivered directly to Lender for application on any of the Liabilities, due or to become due, until the Liabilities shall have first been fully paid and satisfied. Each of the Guarantors irrevocably authorizes and empowers Lender to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Guarantor such proofs of claim and take such other action, in Lender’s own name or in the name of such Guarantor or otherwise, as Lender may deem necessary or advisable for the enforcement of this Guaranty. Lender may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Liabilities. Should any payment, distribution, security or instrument or proceeds thereof be received by any Guarantor upon or with respect to Borrower Indebtedness prior to the satisfaction of all of the Liabilities and the termination of all financing arrangements between Borrower and Lender, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of Lender and shall forthwith deliver the same to Lender, in precisely the form received (except for the endorsement or assignment of such Guarantor where necessary), for application to any of the Liabilities, whether due or not due, and, until so delivered, the same shall be held in trust by such Guarantor as the property of Lender. If any Guarantor fails to make any such endorsement or assignment to Lender, Lender or any of its officers or employees are hereby irrevocably authorized to make the same. Each of the Guarantors agrees that until the Liabilities have been indefeasibly paid and satisfied in full (in cash), and all financing arrangements between Borrower and Lender have been terminated, such Guarantor will not assign or transfer to any Person any claim such Guarantor has or may have against Borrower.

13. Enforcement; Amendments; Waivers. No delay on the part of Lender in the exercise of any right or remedy arising under this Guaranty, the Loan Agreement, any other loan agreements or otherwise with respect to all or any part of the Liabilities, the Guaranty Collateral or any other guaranty of or security for all or any part of the Liabilities shall operate as a waiver thereof, and no single or partial exercise by Lender of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender, except as expressly set forth in a writing duly signed and delivered by Lender. Failure by Lender at any time or times hereafter to require strict performance by Borrower, Guarantors, any other guarantor of all or any part of the Liabilities or any other Person of any of the provisions, warranties, terms and conditions contained in any of the other loan agreements now or at any time or times hereafter executed by such entities and delivered to Lender shall not waive, affect or diminish any right of Lender at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of Lender, or its agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to Borrower or Guarantors, as applicable, specifying such waiver, and is signed by Lender. No waiver of any Unmatured Event of Default or Event of Default by Lender shall operate as a waiver of any other Unmatured Event of Default or Event of Default or the same Unmatured Event of Default or Event of Default on a future occasion, and no action by Lender permitted hereunder shall in any way affect or impair Lender’s rights and remedies or the obligations of any of the Guarantors under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by Borrower to Lender shall be conclusive and binding on each of the Guarantors irrespective of whether either Guarantor was a party to the suit or action in which such determination was made.

14. Effectiveness; Termination. This Guaranty shall become effective upon its execution by Guarantors and shall continue in full force and effect and may not be terminated or otherwise revoked until the Liabilities shall have been fully paid (in cash) and discharged and the Loan Agreement and all financing arrangements between Borrower and Lender shall have been terminated. If, notwithstanding the foregoing, any Guarantor shall have any right under applicable law to terminate or revoke this Guaranty, such Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by such Guarantor, is actually received by Lender. Such notice shall not affect the right and power of Lender to enforce rights arising prior to receipt thereof by Lender. If Lender grants loans or takes other action after any Guarantor terminates or revokes this Guaranty but before Lender receives such written notice, the rights of Lender with respect thereto shall be the same as if such termination or revocation had not occurred.

15. Successors and Assigns. This Guaranty shall be binding upon each of the Guarantors and upon their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns; all references herein to Borrower and to Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of Guarantors and Borrower shall include, without limitation, their respective receivers, trustees or debtors‑in‑possession. All references to the singular shall be deemed to include the plural where the context so requires.

16. Officer Authority. Each of the Guarantors authorizes any member, manager or officer from time to time, severally and not jointly, on behalf and in the name of such Guarantor from time to time in the discretion of such officer, to take or omit to take any and all action and to execute and deliver any and all documents and instruments which such officer may determine to be necessary or desirable in relation to, and perform any obligations arising in connection with, this Guaranty and any of the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby gives to each such officer severally the power and right on behalf of such Guarantor, without notice to or assent by such Guarantor or any other Guarantor, to do the following: (i) to execute and deliver any amendment, waiver, consent, supplement, other modification or reaffirmation of this Guaranty or any document covering any of the security for this Guaranty, and to perform any obligation arising in connection herewith or therewith; (ii) to sell, transfer, assign, encumber or otherwise deal in or with the security for this Guaranty or any part thereof; (iii) to grant liens, security interests or other encumbrances on or in respect of any property or assets of such Guarantor, whether now owned or hereafter acquired, in favor of Lender; (iv) to send notices, directions, orders and other communications to any Person relating to this Guaranty, or the security for all or any part of the Liabilities; (v) to take or omit to take any other action contemplated by or referred to in this Guaranty or any document covering any of the security for all or any part of the Liabilities; and (vi) to take or omit to take any action with respect to this Guaranty, any of the security for all or any part of the Liabilities or any document covering any such security, all as such officer may determine in his or her sole discretion. Each of the undersigned hereby certifies that he/she has all necessary authority to grant and execute this Guaranty on behalf of the respective Guarantors.

17. GOVERNING LAW. ANY DISPUTE BETWEEN LENDER AND ANY ONE OR MORE OF THE GUARANTORS ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS GUARANTY, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE CONFLICTS OF LAW PROVISIONS, OF THE STATE OF ILLINOIS.

18. SERVICE OF PROCESS; CONSENT TO JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH GUARANTOR AS SET FORTH HEREIN AND IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE. GUARANTORS AND LENDER IRREVOCABLY AGREE, AND HEREBY CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, WITH REGARD TO ANY LITIGATION, ACTIONS OR PROCEEDINGS ARISING FROM, RELATING TO OR IN CONNECTION WITH THE LIABILITIES, THIS GUARANTY OR ANY COLLATERAL OR SECURITY THEREFOR. EACH OF THE GUARANTORS HEREBY WAIVES ANY RIGHT SUCH GUARANTOR MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION, ACTIONS OR PROCEEDINGS FILED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION.

19. WAIVER OF JURY TRIAL. EACH OF THE GUARANTORS AND LENDER EACH HEREBY ABSOLUTELY AND UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS GUARANTY, SUCH GUARANTOR’S LIABILITIES OR THE LIABILITIES, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED AND DELIVERED IN CONNECTION THEREWITH OR RELATED THERETO.

20. Waiver of Bond. Each of the Guarantors waives the posting of any bond otherwise required of Lender in connection with any judicial process or proceeding to realize on the Collateral, the Guaranty Collateral or any other security for the Liabilities, to enforce any judgment or other court order entered in favor of Lender, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Guaranty or any other agreement or document between Lender and any of the Guarantors.

21. Advice of Counsel. Each of the Guarantors represents and warrants that it has consulted with its legal counsel regarding all waivers under this Guaranty, including without limitation those under Section 6 and Sections 16 through 19 hereof, that it believes that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to Lender to extend the indebtedness guaranteed hereby.

22. Notices. Any and all notices, demands, requests, consents, designations, waivers and other communications required or desired hereunder shall be in writing and shall be deemed effective upon personal delivery, upon confirmed facsimile transmission, upon receipted delivery by overnight carrier, or three (3) days after mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, to Guarantors or Lender at the following addresses or facsimile numbers or such other address as Guarantors or Lender specify in like manner; provided, however, that notices of termination of this Guaranty and notices of a change of address or facsimile number shall be effective only upon receipt thereof.

If to any Guarantor, then to: c/o Better Choice Company Inc. 164 Douglas Road E. Oldsmar, Florida 34677 Attention: Robert Sauermann and Sharla A. Cook Facsimile No.: (212) 655-353	If to Lender, then to: Old Plank Trail Community Bank, N.A. 5300 W. 95th Street Oak Lawn, IL 6045 Attention: Sean Broderick Facsimile No.: (708) 423-557
With a copy to: Meister Seelig & Fein LLP 125 Park Avenue, 7th Floor New York, New York 10017 Attention: Louis Lombardo, Esq. Facsimile No.: (212) 655-3535	With a copy to: Thompson Coburn LLP 55 East Monroe Street, 37th Floor Chicago, Illinois 6060 Attention: Victor A. Des Laurier, Esq. Facsimile No.: (312) 580-220

23. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

24. Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between any such Guarantor and Lender.

25. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. A facsimile or email transmitted executed counterpart to this Guaranty will be deemed an acceptable original for purposes of consummating this Guaranty; provided, however, Guarantors shall be required to deliver to Lender original executed signature pages in substitution for said facsimile or email transmitted signature pages upon Lender’s request therefor.

26. Release of Claims. Excepting only causes of action or claims for Lender’s gross negligence or willful misconduct, each of the Guarantors hereby releases Lender from any and all causes of action or claims which such Guarantor may now or hereafter have for any asserted loss or damage to such Guarantor caused by or arising from: (A) any failure of Lender to protect, enforce or collect in whole or in part any of the Guaranty Collateral; (B) Lender’s notification to any Account Debtor of Lender’s security interest and lien in and to such Guarantor’s Accounts and the Guaranty Collateral; (C) Lender directing any Account Debtor to pay any sums owing to such Guarantor directly to Lender; and (D) any other act or omission to act on the part of Lender, its officers, agents or employees.

27. Release. Upon the indefeasible payment and satisfaction in full of the Liabilities and each of the Guarantor’s liabilities to Lender hereunder, and the termination of all of Lender’s commitments to lend to Borrower pursuant to the Loan Agreement, Lender, at Guarantors’ sole cost and expense, shall execute and deliver to Guarantors such releases and termination statements as Guarantors may reasonably request to release Lender’s security interest and lien in and to the Guaranty Collateral.

[signature page follows]

In Witness Whereof, this Guaranty has been duly executed by Guarantors as of the day and year first set forth above.

Better Choice Company Inc.,
a Delaware corporation

By:______________________________
Name: Robert Sauermann
Title: Executive Vice President

Bona Vida, Inc.,
a Delaware corporation

By:______________________________
Name: Robert Sauermann
Title: Executive Vice President

TruPet LLC,
a Delaware limited liability company

By:______________________________
Name: Robert Sauermann
Title: Executive Vice President

Acknowledged and agreed to
as of the ___ day of December, 2020

Old Plank Trail Community Bank, N.A.,
a national banking association

By: ____________________________
Name: Sean Broderick
Title: Vice President

[Signature page to Guaranty and Security Agreement]

Exhibit “A”

Commercial Tort Claims

None.

Exhibit “B”
to Company Guaranty and Security Agreement

I. Chief Executive Offices:

Better Choice Company Inc.	164 Douglas Road E Oldsmar, FL 34677
Bona Vida, Inc.	164 Douglas Road E Oldsmar, FL 34677
TRUPET LLC	164 Douglas Road E Oldsmar, FL 34677

II. Other Collateral Locations:

Better Choice Company Inc.	164/166 Douglas Road E., Oldsmar, FL 34677, USA
172/174 Douglas Road E., Oldsmar, FL 34677, USA
4025 Tampa Rd, Suite 1117, 1118 & 1104, Oldsmar, FL 34677, USA
Bona Vida, Inc.	164/166 Douglas Road E, Oldsmar, FL 34677, USA
172/174 Douglas Road E, Oldsmar, FL 34677, USA
TRUPET LLC	164/166 Douglas Road E, Oldsmar, FL 34677, USA
172/174 Douglas Road E, Oldsmar, FL 34677, USA
Fidelitone, 1420 D Toshiba Dr.,Suite 100, Lebanon, TN 37087 USA
4025 Tampa Rd, Suite 1117, 1118 and 1104, Oldsmar, FL 34677, USA

9995949.4